Boulder Total Return Fund

	Record date shares (Common):	12,338,660.000			Record date shares (AMPS):	775		Combined record date shares:	12,339,435.00

		Common				AMPS		Combined Totals (Common & Preferred)

	Shares Voted	% of Outstanding	% of Voted		Shares Voted	% of Outstanding	% of Voted		Shares Voted	% of Outstanding	% of Voted

Proposal #1	Election of Directors				Election of Directors				Election of Directors

	Joel W. Looney
For	9,896,277.010	80.205%	83.581%
Withheld	1,944,111.000	15.756%	16.419%
Total Voted	11,840,388.010	95.962%	100.000%

	Dennis R. Causier
For	9,893,341.010	80.182%	83.556%
Withheld	1,947,047.000	15.780%	16.444%
Total Voted	11,840,388.010	95.962%	100.000%

	Dr. Dean L. Jacobson
For	9,892,561.010	80.175%	83.549%
Withheld	1,947,827.000	15.786%	16.451%
Total Voted	11,840,388.010	95.962%	100.000%

					Susan L. Ciciora
				For	579.000	74.710%	100.000%
				Withheld	-	0.000%	0.000%
				Total	579.000	74.710%	100.000%

					Richard I. Barr
				For	579.000	74.710%	100.000%
				Withheld	-	0.000%	0.000%
				Total	579.000	74.710%	100.000%

Proposal #2	Amendments to the Fund's charter which will repeal
For	10,103,454.010	81.885%	85.330%	For	471.000	60.774%	100.000%	For	10,103,925.010	81.883%	98.082%
Against	124,157.000	1.006%	1.049%	Against	-	0.000%	0.000%	Against	124,157.000	1.006%	1.205%
Abstain	73,416.000	0.595%	0.620%	Abstain	-	0.000%	0.000%	Abstain	73,416.000	0.595%	0.713%
No Vote	1,539,361.000	12.476%	13.001%	No Vote		0.000%	0.000%	No Vote	-	0.00	-
Total Voted	11,840,388.010	95.962%	100.000%	Total Voted	471.000	60.774%	100.000%	Total Voted	10,301,498.010	83.484%	100.000%

Proposal #3	Amendment to the funds Charter to provide number of five
For	10,009,180.010	81.120%	84.534%	For	471.000	60.774%	100.000%	For	10,009,651.010	81.119%	84.535%
Against	216,883.000	1.758%	1.832%	Against	-	0.000%	0.000%	Against	216,883.000	1.758%	1.832%
Abstain	74,964.000	0.608%	0.633%	Abstain	-	0.000%	0.000%	Abstain	74,964.000	0.608%	0.633%
No Vote	1,539,361.000	12.476%	13.001%	No Vote	-	0.000%	0.000%	No Vote	1,539,361.000	12.48%	13.00%
Total Voted	11,840,388.010	95.962%	100.000%	Total Voted	471.000	60.774%	100.000%	Total Voted	11,840,859.010	95.959%	100.000%

In connection with the Annual Meeting of Shareholders of Boulder Total Return Fund, PFPC hereby certifies the above tabulation of shareholder ballots.

Maura C. Stanley
Client Liaison Principal, Client Services